UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 17, 2014

REXFORD INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11620 Wilshire Boulevard, Suite 1000, Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 966-1680

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2014 the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Rexford Industrial Realty, Inc. (the “Company”) approved 2013 annual cash discretionary bonus awards for the Company’s named executive officers. The named executive officers’ other compensation for 2013 was previously reported by the Company in the 2013 Summary Compensation Table included in the Company’s proxy statement previously filed with the Securities and Exchange Commission.  As of the date of the proxy statement, 2013 annual cash bonuses for the named executive officers had not been determined and, therefore, were omitted from the 2013 Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, below is a revised 2013 Summary Compensation Table, which includes the 2013 annual cash discretionary bonuses paid to the named executive officers and revised total compensation figures for 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)		Total ($)
Howard Schwimmer	2013	205,615	495,000	4,000,010	(4)	4,700,625	(4)
Co-Chief Executive Officer

Michael S. Frankel	2013	205,615	495,000	4,000,010	(4)	4,700,625	(4)
Co-Chief Executive Officer

Adeel Khan	2013	114,231	270,000	275,002		659,233
Chief Financial Officer

(1)	Amounts shown in the “Salary” column reflect the base salary paid to each named executive officer for the period beginning on July 24, 2013 (the closing of our IPO) and ending December 31, 2013.

(2)

Represents the named executive officer’s discretionary bonus awarded with respect to 2013 performance. With respect to Mr. Khan, this amount also includes a one-time $50,000 cash bonus awarded in connection with the completion of our IPO in 2013.

(3)

Amounts reflect the full grant-date fair value of restricted stock awards granted in 2013 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock awards made to executive officers in Note 13 to our consolidated and combined financial statements contained in our Annual Report on Form 10-K filed March 20, 2014. There can be no assurance that awards will vest (in which case no value will be realized by the individual).

(4)

In connection with our IPO, we granted to each of Messrs. Schwimmer and Frankel 285,714 shares of restricted common stock. The amount shown includes a value of $3,939,530 for Mr. Schwimmer and $3,939,530 for Mr. Frankel, each of which is associated with shares of restricted common stock that were cancelled in connection with the Accommodation entered into in October 2013 such that, as of December 31, 2013, each of Messrs. Schwimmer and Frankel held 4,320 shares of restricted common stock. For additional information, refer to the heading “Narrative Disclosure to Summary Compensation Table—Equity Compensation” and “Related-Party and Other Transactions Involving Our Officers and Directors—Accommodation” below.

On July 17, 2014, the Compensation Committee also approved a base salary increase from $275,000 to $315,000 for Adeel Khan, the Company’s Chief Financial Officer, effective May 1, 2014.  In addition, on July 22, 2014, the Board awarded a discretionary cash bonus in the amount of $200,000 to Richard Ziman, the Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
July 23, 2014	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)
Rexford Industrial Realty, Inc.
July 23, 2014	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)